UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2023

Clearfield, Inc.

(Exact name of registrant as specified in charter)

Minnesota	000-16106	41-1347235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7050 Winnetka Avenue North, Suite 100, Brooklyn Park, MN	55428
(Address of principal executive offices)	(Zip Code)

(763) 476-6866
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CLFD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of FY 2024 Bonus Plan

On November 10, 2023, the Compensation Committee of the Board of Directors of Clearfield, Inc. (the “Company”) approved the establishment of the fiscal year 2024 cash bonus program applicable to the Company’s executive officers (the “2024 Bonus Plan”) and set the cash incentive pay opportunities for the Company’s executive officers, who are Cheryl Beranek, Chief Executive Officer; John Hill, Chief Operating Officer; and Daniel Herzog, Chief Financial Officer.

Under the 2024 Bonus Plan, the Compensation Committee determined target and maximum performance goals for fiscal year 2024 net sales and fiscal year 2024 gross profit, which will be weighted 75% and 25%, respectively. Net sales and gross profit will be determined on a consolidated basis in conformity with accounting principles generally accepted in the United States of America (GAAP). The Compensation Committee retains the discretion to include or exclude items from each of the performance metrics and to determine the achievement of the performance goals for the purposes of calculating incentive pay under the 2024 Bonus Plan.

The Compensation Committee also approved the cash incentive pay that the executive officers may earn at the target and maximum level of achievement as a percentage of their respective annual base salaries as follows: Ms. Beranek and Mr. Hill, 60% and 200%, respectively; and Mr. Herzog, 60% and 100%, respectively.

Under the 2024 Bonus Plan, achievement of a performance metric at greater than target level will result in proportionately increasing incentive pay relating to that performance metric. If the target performance goal for a performance metric is not achieved, there will be no incentive pay with respect to that performance metric. The maximum incentive pay that may be earned under the 2024 Bonus Plan by an executive officer will not exceed that executive officer’s bonus opportunity at the maximum level, even if actual performance exceeds the maximum level for either or both of the performance metric.

All payments to the executive officers under the 2024 Bonus Plan are subject to “clawback” under the Company’s Compensation Recoupment Policy adopted September 23, 2021, as amended through September 28, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

	By:	/s/ Cheryl Beranek
Dated: November 14, 2023		Cheryl Beranek, Chief Executive Officer